Exhibit 10.31

Digicel Performance Review Policy & Guidelines for Managers

Contents

1. Introduction to Digicel Performance Review	2

2. DPR Principles	2

2.1. One DPR Process	2

2.2. Employee Performance	2

2.3. Market Performance (The Market Modifier)	2

3. The Performance Management Process	3

3.1. Objectives - WHAT’S	4

3.2. Competencies - HOW’s	5

3.3. When and why set objectives?	7

3.3.1. Agreeing Objectives	7

3.3.2. How should objectives look?	7

3.3.3. Recording objectives	8

3.3.4. Regular Review	8

3.4. Performance Monitoring	8

3.4.1. Conducting Effective 121 Meetings	9

3.5. The Formal Review Meeting	9

4. DPR Rating	10

5. Bonus Payments	11

6. Grievances Relating to DPR	12

7. HR Audit	12

1.	Introduction to Digicel Performance Review

The Digicel Performance Review (DPR) System is a company-wide process that helps us achieve high performance by placing the emphasis on objectives (what we do) and competencies (how we do it), as well as addressing the employees’ development needs.

The DPR is applied to all employees across with all markets utilising the same system, performance criteria and subject to the same timelines. Employees are reviewed on a bi-annual basis in April and October.

2.	DPR Principles

2.1. One DPR Process

DPR is applied to all Digicel employees, both local and expat, across all markets. All markets are subject to the same timelines with reviews conducted by annually in April and October.

2.2. Employee Performance

Digicel is a meritocracy where high performers are rewarded. Employees are rated on a 4-point system with the objectives (What’s) making up 80% of the overall score and competencies (How’s) the remaining 20%.

2.3. Market Performance (The Market Modifier)

The Digicel company modifier links employee performance and the performance of the market within in which they work. This is known as the Market Modifier. The effect is that bonus percentage pay-outs will be apportioned between both individual and company performance. The purpose of this is to stimulate team work and drive market performance.

The Market Modifier is determined by market performance against revenue, EBITA, CAPEX, subscriber numbers, network availability and customer service levels. The Modifier ranges from a minimum of 90% to a maximum of 120%.

DPR Policy & Guidance for Managers

3.	The Performance Management Process

The Overall DPR Rating is the weighted average of objectives - WHAT’s (80%) and competencies – HOW’s (20%).

DPR Policy & Guidance for Managers

3.1. Objectives - WHAT’S

The WHATS are the individual’s objectives are agreed and documented by the employee and his/her line manager. Each objective must align with the six categories listed below and should weighted differently, with the heaviest weighting on the individual’s main area of focus.

Category	Areas
Financial	Sales, revenue and revenue growth, budget management, EBITDA, etc

People	Employee satisfaction, training & learning opportunities, development opportunities, internal hires, succession planning, DPR effectiveness, retention of good performers and high potentials

Process Improvement	Processes to ensure delivery of products and services to meet customer requirements. Duplicate activities across functions, process alignment (is the right process in the right department?), process bottle necks and automation, reduce waste and increase recycling, information security

Customer	Delivery of performance to customers, quality of service for customers, customer satisfaction ratings, customer percentage of market, customer retention rate, share of key accounts

Cost Optimisation	Reducing company costs and maximising results, gaining additional value from existing processes, deliverables, networks and spend. Implementing cost saving measures and facilitating increased results.

Group / Other	Group objectives for directors and HODs with dotted line relations to Group Directors.

• Other used in the rare event where an objective does not fall into any of the 5 categories above.

DPR Policy & Guidance for Managers

The following is an example of the WHAT section of a performance review.

DIGICEL PERFORMANCE REVIEW (DPR)
Rating scale: Overachieved - 4 Fully Achieved - 3 Partially Achieved - 2 Underachieved - 1
Objectives - WHATs
Objectives	Weight ( W )	Objective	Achievement	Rating ( R )	W* R
FINANCIAL	25%	Ensure market $ revenue and EBITA are favourable to budgets for the next 6 mths	[Achievements]	2	0.5
	5%	Ensure market OPEX costs are favorable to budget for 08-09	[Achievements]	2	0.1

PEOPLE	15%	100% DPR completed and Development plan in palce for all direct reports by October 31st	[Achievements]	3	0.5
	0%	[Objective]	[Achievements]		0.0
PROCESS IMPROVEMENT	20%	prepare monthly financial statements within specified timeframes and accuracy guidelines	[Achievements]	3	0.6

CUSTOMER	0%	[Objective]	[Achievements]	2	0.0

COST OPTIMIZATION	15%	Develop and implement cost savings measures to come in within 5% of budgeted opex.	[Achievements]	3	0.5
	0%	[Objective]	[Achievements]		0.0
Group/Other	10%	EOS Improvement - identify and implement particular improvement strategies which will be measured by pre-determined target EOS scores.	[Achievements]	2	0.2
	10%	Ensure the identification, development, retention and promotion of key talent.	[Achievements]	3	0.3
Overall Weighting should total 100%	100%		Performance WHATs Weighted average of above Achievements against Objectives		2.6

3.2. Competencies - HOW’s

The HOW’s are the behaviours that Digicel employees use to achieve their objectives. When setting objectives managers should discuss and explain how the employee is expected to use the competencies to achieve their objectives.

Competency	Areas
Excellence in Service	Resolves customer issues and problems. Demonstrates an understanding of the needs of customers and is receptive to feedback. Treats each customer as the most important customer. Delivers based on commitments made to the customers. Takes a genuine interest in the customer. Displays confidence in all customer interactions and is not intimidated by obstacles. Maintains a professional approach and image.

Challenging	Is open to developing themselves and others around them. Is always accountable for their actions. Enables communications with others. Takes measured risk always. Always questions to encourage the right ideas.

Drive for results	Focuses on the bottom line. Demonstrates an understanding of our customers, products, competitors and the market. Demonstrates an interest in the business and how it operates. Applies knowledge and experience and responds to changing requirements. Identifies new opportunities

DPR Policy & Guidance for Managers

Leadership	Adjusts behaviour appropriately to influence across as range of different situations. Takes initiative and calculated risks. Understands and identifies the best way to make things happen. Maintains focus in the face of obstacles.

Business Ethics	Transparent in financial and commercial practices. Keeps confidences. Takes responsibility for mistakes made. Consistent in purpose. Speaks out even when support is unlikely. Keeps promises and commitments. Demonstrates honesty, fairness and unbiased judgement. No personal gain. Local, international and legal compliance. Responsible to raise attention where there is malpractice

Dynamic & Dedicated

Rises to the challenge, accepting risk and uncertainty as normal. Seeks collaborative efforts to maximise output and results. Exceeds targets regularly.

Is an advocate of Digicel. Sets clear objectives and goals. Always communicates progress and is accountable for work done. Produces quality work consistently. Is an advocate of training and transfers knowledge always

Effective Relationships	Is open and honest. Gives constructive feedback. Manages criticisms and conflicts constructively. Listens to others and shows them tolerance for different ideas and viewpoints. Keeps others informed, shares ideas and knowledge. Is sensitive and shows respect for others. Communicates effectively at all levels. Challenges ideas and processes without fear of reprisal. Is willing to assist and support colleagues in achieving their objectives.

Performance Management (For Managers only)	Creates a supportive and challenging environment where excellent performance can be achieved. Clearly communicates standards and expectations. Identifies, celebrates and rewards success. Provides recognition of employees’ contributions. Manages conflict and performance issues effectively. Encourages two way communication. Give regular feedback. Energises, excites and mobilises people around a vision.

People Management (For Managers only)	Promotes a learning environment by allocating meaningful time and resources. Committed to personal development and the development of others. Consistent in assessing learning needs, seeking learning opportunities and improving employees’ skills and abilities. Develops individual talents

The following is an example of the HOW section of a performance review.

Competencies- HOWs
Using the DPR rating*, indicate the HOW Performance per Digicel Competence
Excellence In Service	Leadership
Drive for Results	Business Ethics
Challenging	Effective Relationships
Dynamic	Dedicated

For Line Managers only, additional:
Performance Mgt	People Development

Summary and/or comments on Achievements against Competences based upon evidence

Performance HOW
	Average of Digicel Competencies	#DIV/0!

DPR Policy & Guidance for Managers

3.3. When and why set objectives?

Performance management links individual objectives to business goals.

3.3.1.	Agreeing Objectives

As a guide managers should aim to set between 5 and 10 objectives for the year. These can then be further broken down into quarterly milestones. The Manager and Employee should discuss each objective and agree areas of focus, priority, timing and weighting. This helps to ensure that objectives with the most value are giving the maximum focus.

Consider the following when agreeing on priorities and weighting

•	Which activity will have the most impact on the business?

•	What will the individual spend the most time on?

•	What is most important to the department?

•	What activities are most important to the individuals development

3.3.2.	How should objectives look?

Objectives should be set using the SMART criteria. This ensure that there is minimum room for confusion and maximum potential for successfully achieving objectives.

Specific: There must be no doubt about what is required. The objective must relate to specific output or projects and must be clearly understood by the individual. It needs to be easy to identify whether or not the objective has been met. When writing the objectives use words such as deliver, implement, produce etc.

DPR Policy & Guidance for Managers

Measurable: If you can’t measure it, how will you know if it has been done or not? All objectives, ideally, should consist of quantitative and qualitative measures. As a check ask yourself: What will excellence look like?

Achievable: An objective should not look easy. It should present a challenge. There must be a clear understanding and agreement. Managers should ensure that the individual has the resources and authority to tackle the objective. There must be a clear coaching and development plan agreed in order to support them.

Relevant: Objectives should relate to supporting or achieving the business or team plan and company values. The objectives should also relate to the development needs of the individual. Must be aligned with current objectives of the organisation.

Time Bound: Objectives must include dates by which they are to be achieved. Call out action steps with timelines so that activities are not left to the last minute.

3.3.3.	Recording objectives

Once all these steps are completed, the objectives should be documented in the Performance Review form.

3.3.4.	Regular Review

Objectives are part of the business plan. As such, they must be reviewed regularly to reflect changing circumstances. Regular ongoing reviews will assist in strengthening the Performance Management Process. This will improve individuals overall performance and that of the company.

3.4. Performance Monitoring

The purpose of the interim review is to monitor the achievement of objectives and to provide feedback and coaching to the employee. Interim reviews encourage two way communication and help to reinforce the positive aspects of performance. It helps the employees and supervisors to stay on tracking and ensures there are no surprises in the final review.

DPR Policy & Guidance for Managers

3.4.1.	Conducting Effective 121 Meetings

Regular 121 meetings are the principal channel for feedback and discussion on all levels of performance. Managers should have 121 meetings with their directly reports on a monthly basis.

For the Manager the 121 meeting will:

•	Provide an opportunity to review progress on objectives and address any potential roadblocks or performance concerns

•	Help to develop the relationship

•	Identify any development needs

•	Help to prepare for the formal review

For employees the 121 meeting will:

•	Provide clarity around expectations

•	Ensure that the individual receives feedback on performance to date including strengths, weaknesses and development opportunities

•	Provide an opportunity to raise any concerns in relation to resources, time lines, roadblocks etc.

3.5. The Formal Review Meeting

Ahead of the meeting…

•	Agree the date and time of the review meeting with the employee and plan ample time for the meeting.

•	Clare your calendar and minimize distractions during the meeting

•	Provide the employee with a copy of the Self-Assessment form and remind them to complete it ahead of the meeting. Ensure you have enough time to review the form before the meeting.

•	Review the employee’s performance versus their SMART objectives and the Digicel competencies

•	Seek feedback if necessary from other managers, colleagues of the employee or customers. This should be done throughout the year

•	Feedback should cover the WHAT (business objectives) and the HOW (competencies)

•	Assess individual development needs in the context of the business objectives and competencies.

During the meeting…

•	Have an open discussion on the employee’s performance versus their objectives

•	Actively listen to the employee

•	Ask clarifying questions to ensure understanding

DPR Policy & Guidance for Managers

•	Provide feedback to the employee on their performance objectives and development outcomes and actions

•	Rate each SMART objective and note any comments on each

•	Review performance against competencies

•	Discuss and agree development needs and the Individual Development Plan

•	Confirm your commitment to implementation of the development plan

Following the meeting…

•	Send the completed review documentation to HR

•	Follow-up on any commitments or action items from the meeting

•	Provide ongoing support, coaching and feedback

•	If needed, seek further support from HR or Learning & Development

•	Schedule follow-up meetings to review performance and development

If an employee disagrees with the contents of his/her end of period evaluation the employee can include a statement of dissatisfaction in the comments section of the DPR form or follow the DPR Grievance Procedure.

4.	DPR Rating

The DPR rating is dependent on achievement against agreed contribution. The maximum an employee can achieve is 115% with no reward given to Poor Performers.

DPR Rating	Definition
Overachieved (4)	Strong Performer
	•	Overachieves on set standards
	•	Significantly exceeds on agreed contribution

	•	Significantly exceeds on agreed objectives

	•	Consistently demonstrates quality results on time

	•	Consistently achieves extraordinary results far beyond stated expectations

	•	Influences others to achieve quality results

	•	Successfully accomplishes tasks outside of scope of responsibility in spite of challenging priorities

	•	Anticipates problems and implements preventive measures

Fully Achieved (3)	Consistent Performer

	•	Fully achieves set standards

	•	Meets agreed contribution

	•	Meets all agreed objectives

	•	Consistently meets all requirements

	•	Completes tasks on time

	•	Achieves expected results

	•	Makes contributions within area of responsibility

	•	Utilises effective problem-solving techniques

DPR Policy & Guidance for Managers

Partially Achieved (2)	Inconsistent Performer
	•	Partially achieves set standards
	•	Partially meets agreed contribution
	•	Partially meets agreed objectives

	•	Completed some tasks on schedule

	•	Achievement slightly less than anticipated

	•	Makes some contribution within area of responsibility

Underachieved (1)	Poor Performer
	•	Underachieves set standards
	•	Does not meet agreed contribution
	•	Does not meet agreed objectives

	•	Requires substantial direction and follow-up

	•	Quality of results in inconsistent to marginal

	•	Completes some tasks on time and others late

	•	Misses deadlines without adequate explanation

	•	Falls short of achieving expectations – performance requires improvement

	•	Performance relative to other team members is low

	•	Performance improvement plan needed

Employee ratings will equate to a percentage bonus given on the table below.

DPR RATING	DPR SCORE	BONUS PAYOUT	DPR RATING	DPR SCORE	BONUS PAYOUT
Not Achieved	<2	0%	Fully Achieved	3	100%
Partially Achieved	2	30%	Over Achieved	3.1	102%
	2.1	40%		3.2	104%
	2.2	50%		3.3	106%
	2.3	60%		3.4	108%
	2.4	70%		3.5	110%
	2.5	80%		3.6	111%
	2.6	90%		3.7	112%
	2.7	94%		3.8	113%
	2.8	96%		3.9	114%
	2.9	98%		4	115%

5.	Bonus Payments

The overall bonus is calculate by multiplying the DPR bonus by the market performance as follows:

DPR Policy & Guidance for Managers

Bonus payments are made twice yearly as follows:

•	For the period of April to October payment will be made in the November or December pay cycle (market dependent)

•	For the period November to March payments will be made in the May or June pay cycle (market dependent)

Please note that the payment of bonuses is at the sole discretion of the company and employees will not be entitled to receive exceeding the percentage stated in their employment contract.

6.	Grievances Relating to DPR

Where an employee has an issue which relates to their performance review, they may raise a grievance as follow:

•	The employee should first take some time to go away and consider the feedback objectively. Not all feedback is comfortable, but most of it can be very valuable. If having considered the appraisal, the employee believes that it is inaccurate, then they should proceed to the next stage.

•	The employee should arrange a meeting with the manager that delivered the feedback. At meeting the employee should raise the areas of the review that they are questioning and seek further clarification. Most issues can be resolved at this level, with further feedback, clarification or with amendments to the documentation.

•	If the issue is not resolved, it can be escalated to the second level manager for discussion.

•	If the issue is still not resolved, a member of the HR Team can be invited to join a meeting with the employee and the second level manager to examine the situation further. The decision reached at this stage will be deemed to be final.

7.	HR Audit

After each DPR cycle HR will conduct an audit to ensure that the process is being carried out in a fair and consistent manner. The following criteria will be used by HR to assess the reviews:

•	Performance Rating (how many people are top/bottom performers)

•	Did the content of the appraisal support the performance rating?

•	Was the feedback (positive or negative) specific enough, include examples?

•	Were areas for development / improvement clear?

•	Was there sufficient recognition given to accomplishments?

•	Overall quality

DPR Policy & Guidance for Managers